EXHIBIT 99.1






FOR IMMEDIATE RELEASE

Contact:

Kelli Harrington Nemer                         Michael P. Binko, APR
Manager, Investor Relations                    Manager, Public Relations
703-904-4100, ext. 1245                        703-904-4282
harringtonk@psi.com                            binkom@psi.com





             PSINET ANNOUNCES INTENT TO CONDUCT RULE 144A OFFERING

HERNDON, VA -- MARCH 20, 1998 -- PSINet Inc. (NASDAQ: PSIX) announced that it is pursuing a placement of debt securities in accordance with Securities and Exchange Commission Rule 144A. The net proceeds of the offering are expected to be used to repay certain indebtedness and for general working capital purposes. In addition, a portion of the net proceeds is expected to be used to make investments in or acquisitions of business or assets related or complementary to the Company's business. The debt securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from the registration requirements.



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